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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 9, 1997

                                WORLDCOM, INC.
            (Exact Name of Registrant as Specified in its Charter)


        Georgia                  0-11258              58-1521612
     (State or Other        (Commission File       (IRS Employer
     Jurisdiction of             Number)         Identification Number)
      Incorporation)



                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600





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ITEM 5.  OTHER EVENTS.

         On November 10, 1997, WorldCom, Inc. ("WorldCom" or the "Company") announced that the Company had entered into an Agreement and Plan of Merger dated as of November 9, 1997 (the "Merger Agreement") among WorldCom, TC Investments Corp., a wholly owned subsidiary of WorldCom ("Merger Sub"), and
MCI Communications Corporation ("MCI").   Under the terms of the Merger
Agreement, MCI shall be merged with and into Merger Sub (the "Merger"), in connection with which each share of MCI common stock shall be converted into the right to receive that number of shares of WorldCom common stock equal to the Exchange Ratio (as described below) and each share of MCI Class A common stock shall be converted into the right to receive $51 in cash, without interest. The Exchange Ratio will be determined by dividing $51 by the 20-day average of the high and low sales prices for WorldCom common stock prior to the closing, but will not be less than 1.2439 shares (if WorldCom's average stock price exceeds $41) or more than 1.7586 shares (if WorldCom's average stock price is less than $29). The Merger will be accounted for as a purchase and
will be tax-free to MCI stockholders.   The Merger is subject to certain
conditions as described in the Merger Agreement.

         In connection with the Merger Agreement, WorldCom, MCI and British Telecommunications plc ("BT") have entered into an agreement dated as of November 9, 1997 (the "BT Agreement") pursuant to which, among other things, BT consented to and agreed to support the Merger and other transactions contemplated by the Merger Agreement and has agreed to vote against any alternative transactions.

         On November 10, 1997 the Company issued a press release announcing the agreement with MCI and gave a presentation to analysts. Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 99.1, 99.2 and 99.3, respectively, are copies of (1) the Merger Agreement, (2) the BT Agreement, (3) the press release dated November 10, 1997 and (4) the analysts presentation given on November 10, 1997.

ITEM 7 (C) EXHIBITS.

            The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

         Exhibit No.              Description
         -----------              -----------
          2.1                     Agreement and Plan of Merger dated as of
                                  November 9, 1997 among WorldCom, Inc., TC
                                  Investments Corp. and MCI Communications
                                  Corporation.

          99.1 Agreement dated as of November 9, 1997 among British Telecommunications plc, WorldCom, Inc. and MCI Communications Corporation.

          99.2 Press release dated November 10, 1997 announcing the merger agreement with MCI Communications Corporation.

          99.3                    Analysts Presentation given on November 10,
                                  1997.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 WORLDCOM, INC.



                                        By:   /s/ Scott D. Sullivan
                                           -------------------------------------
                                             Scott D. Sullivan
November 12, 1997                            Chief Financial Officer





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                                 EXHIBIT INDEX




         Exhibit No.              Description of Exhibit
         -----------              ----------------------

          2.1 Agreement and Plan of Merger dated as of November 9, 1997 among WorldCom,
                                  Inc., TC Investments Corp. and MCI
                                  Communications Corporation.*

         99.1 Agreement dated as of November 9, 1997 among British Telecommunications plc, WorldCom, Inc. and MCI Communications Corporation.*

         99.2 Press release dated November 10, 1997 announcing the merger agreement with MCI Communications Corporation.

         99.3                     Analysts Presentation given on November 10,
                                  1997.





         *The Registrant hereby agrees to furnish supplementally a copy of any omitted Schedules to this Agreement to the Securities and Exchange
Commission upon its request.